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                                     FORM 10-QSB
                   QUARTERLY REPORT UNDER SECTION 13 OR15(D) OF THE
                         THE SECURITIES EXCHANGE ACT OF 1934
                           QUARTERLY OR TRANSITIONAL REPORT
                                      30-SEP-97

EXHIBIT 11.1
------------
STATEMENT RE: COMPUTATION
OF PRIMARY PER SHARE EARNINGS          3 MONTHS ENDED      9 MONTHS ENDED
                                         30-Sep-97           30-Sep-97
                                       --------------      --------------

SHARES OUTSTANDING 1-1-97                6,288,507           6,288,507

SHARES ISSUED 3-31-97                        5,524

WEITGHTED AVERAGE OF SHARES ISSUED
3/31/97                                                          2,762


                                       ===========         ===========
SHARES USED TO COMPUTE LOSS PER SHARE    6,294,031           6,291,269
                                       ===========         ===========


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